SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(1))
[ ]  Definitive Information Statement

                                   CAMBIO INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)  Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11

     (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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


                                   CAMBIO INC.
                        6006 North Mesa Street, Suite 515
                              El Paso, Texas 79912
                                 (915) 581-5828
June __, 1999

Dear Stockholder,

         The  enclosed   Information   Statement  is  being   furnished  to  our
stockholders in connection with action taken by written consent of the stockholders with respect to the proposals set forth below. Our board of directors is not soliciting proxies in connection with the written consent and proxies are not requested from stockholders. This Information Statement is first being mailed to stockholders of Cambio on or about June ___, 1999.

         The proposals, subject of the enclosed Information Statement, are to amend the Restated Certificate of Incorporation to (1) increase the number of authorized shares of our Class A Common Stock and to cancel the authorization of the Series A Preferred Stock and (2) amend our Certificate of Designations to clarify the preemptive rights of the Series B Preferred Stock.

         YOUR BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION.

         The holders of approximately 55% of our Class A Common Stock, including holders of shares of our Series B Preferred Stock voting on an as-converted basis, have executed written consents in favor of the proposals listed above. However, the proposals listed above will not be effected until at least 20 days after this Information Statement has first been sent to stockholders.

         Only stockholders of record at the close of business on June 15, 1999 will be entitled to receive notice of the written consent.

         Our principal executive office is located at 6006 North Mesa Street, Suite 515, El Paso, Texas 79912. The telephone number of the principal executive office of Cambio is (915) 581-5828.

                                    By Order of the Board of Directors,

                                    Gari Grimm
                                    Secretary
                                               ---------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            The date of this Information Statement is June ___, 1999

                                                                PRELIMINARY COPY

                                   CAMBIO INC.
                        6006 North Mesa Street, Suite 515
                              El Paso, Texas 79912
                                 (915) 581-5828

                              ---------------------
                              INFORMATION STATEMENT
                              ---------------------

         This Information Statement is being furnished to holders of outstanding shares of our Class A Common Stock in connection with action taken by written consent of the stockholders to amend our Restated Certificate of Incorporation to (1) increase the number of authorized shares of Class A Common Stock to 50,000,000 shares and to cancel the authorization of the Series A Preferred Stock and (2) amend our Certificate of Designations to clarify the preemptive rights of the Series B Preferred Stock.

                              ---------------------

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

                              ---------------------

         In conformance with Delaware law and our Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote, including holders of shares of our Series B Preferred Stock voting on an as-converted basis, is required to approve the amendment of the Restated Certificate of Incorporation. In accordance with Delaware law the holders of a majority of the outstanding shares of Class A Common Stock, including holders of shares of our Series B Preferred Stock voting on an as-converted basis, have executed written consents approving the amendment of our Restated Certificate of Incorporation.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. FOR THAT REASON, NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER APPROVAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION. The amendment of the Restated Certificate of Incorporation will not become effective, until at least twenty (20) days after the mailing of this Information Statement.

         WE ARE FURNISHING THIS INFORMATION STATEMENT FOR INFORMATION PURPOSES ONLY. This Information Statement is first being mailed on or about June ____, 1999 only to holders of record of our stock, as of the close of business on June15, 1999. As of June15, 1999, 37,103,749 shares of Class A Common Stock were outstanding, including shares which may be issued upon conversion of outstanding shares of our Series B Preferred Stock voting on an as-converted basis,. We may sometimes refer to June 15, 1999 in this Information Statement as the "record date."

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The reports, proxy statements and other information concerning us can also be inspected and copied at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. These materials may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                  INTRODUCTION

         This Information Statement is being furnished to our stockholders, in connection with action taken by written consent of the stockholders with respect to proposals to amend our Restated Certificate of Incorporation to (1) increase the number of authorized shares of Class A Common Stock and cancel the Series A Preferred Stock and (2) amend our Certificate of Designations to clarify the preemptive rights of the Series B Preferred Stock.

         Pursuant  to  written  consent,   our  stockholders  have  approved  an
amendment of our Restated Certificate of Incorporation.

                         THE STOCKHOLDER WRITTEN CONSENT

         Section 242 of the General Corporation Law of Delaware permits a Delaware corporation to amend its certificate of incorporation if the amendment is approved by stockholders holding a majority of the shares entitled to vote thereon. Holders of a majority of the outstanding shares of our stock entitled to vote with respect to the amendment have consented to the following resolution; accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

Amendment of Restated Certificate of Incorporation

                  RESOLVED, that subsection (a) of Article IV of the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended and restated as follows:

                  "(a) Authorized Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty six million (56,000,000) shares, consisting of fifty million (50,000,000) shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), five million (5,000,000) shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock") ("Class A Common Stock" and "Class B Common Stock" being herein the "Common Stock"), and one million (1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"). The number of authorized shares of Preferred Stock or any series thereof and Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of stock entitled to vote in any general election of directors voting together as a single class. The number of authorized shares of Class B Common Stock may be increased only with the affirmative vote of (i) a majority of the Class B Common Stock voting as a class and (ii) a majority of the Class A Common Stock and any other class of stock entitled to vote thereon as a class."

                  RESOLVED, that subsection (d) of Article IV of the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended and restated as follows:

                  "(d) Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference of any series of Preferred Stock), to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions, originally fixing the number of shares of such series."

                  RESOLVED, that subsection (e) of Article IV of the Restated Certificate of Incorporation of the Corporation be, and it hereby is, deleted in its entirety.


Amendment of Certificate of Designations

                  RESOLVED, that subsection (a) of Section 9 of the Certificate of Designations of the Series B Preferred Stock of the Corporation be, and it hereby is, amended and restated as follows:

         "Section 9.  Preemptive Rights.

                  (a)  Except  for  (i)  stock  options  granted  to  employees, directors, officers or consultants of the Corporation or any of its subsidiaries, or warrants granted in the ordinary course of business or warrants (or other convertible securities) or capital stock granted, issued or sold to persons, joint venturers, participating entities or other companies or institutions with which the Corporation has a business relationship, (ii) shares of capital stock issued pursuant to the exercise of any such warrants, options or other convertible securities, or of any warrants or options in existence on the date hereof, or of any warrants or convertible securities (including the Series B Preferred Stock) issued in connection with the Series B Preferred Stock financing undertaken by the Corporation on or about May 3, 1999, and (iii) stock issued in connection with any merger, acquisition or business combination, the holders of the Series B Preferred Stock, in order to enable such holders to maintain their fully diluted percentage ownership of the Corporation, shall have preemptive rights, as hereinafter set forth, to purchase any capital stock, including warrants or securities convertible into capital stock, of the Corporation hereafter issued by the Corporation so that a holder of the Series B Preferred Stock shall hereafter be entitled to acquire a percentage of capital stock which is hereafter issued equal to the same percentage of the issued and outstanding Common Stock as is held (directly or obtainable upon conversion of the Series B Preferred Stock) by such holder of Series B Preferred Stock immediately prior to the date on which the capital stock is to be issued on a fully diluted basis."


         The share increase and the amendment to our Certificate of Designations of the Series B Preferred Stock will become effective not earlier than twenty
(20) days after the mailing of this Information Statement.

         This Information Statement is first being mailed to stockholders on or about June ___, 1999.

            REASONS FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF
               INCORPORATION AND THE CERTIFICATE OF DESIGNATIONS

         In May 1999, we completed a financing of our Series B Preferred Stock. At that time, there was an insufficient number of authorized shares of our Class A Common Stock into which the Series B Preferred Stock is convertible. In order to complete the financing, our board approved an increase in the number of authorized shares of Class A Common Stock and sought by written consent the approval of our stockholders for this action.

         The Restated Certificate of Incorporation currently authorizes us to issue 15,000,000 shares of Class A Common Stock. The amendment of the Restated Certificate of Incorporation increases the number of shares of Class A Common Stock we may issue to 50,000,000 shares. No preemptive rights exist with respect to any outstanding shares of Class A Common Stock. The issuance of additional shares of Class A Common Stock, among other things, could have the effect of delaying, deferring or preventing a change in control of our company and could cause dilution in the equity of present shareholders.

         In addition, as part of the May 1999 financing, the board sought to simplify our capital structure and approved an amendment of our Restated
Certificate of Incorporation to cancel the authorization of our Series A Preferred Stock, of which there were no shares issued or outstanding. The board sought by written consent the approval of our stockholders for this action.

         Finally, the board has approved an amendment to the Certificate of Designations of the Series B Preferred Stock which clarifies the occurrences which would trigger preemptive rights in connection with additional issuances of equity securities by us. The amendment generally serves to also exclude from the preemptive rights provisions various issuances of securities in the ordinary course of business.

                       DESCRIPTION OF CLASS A COMMON STOCK

         Subject to preferences that may apply to any preferred stock outstanding at the time, the holders of outstanding shares of Class A Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board may from time to time determine. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held on all matters submitted generally to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Restated Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Class A Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding up of this company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Class A Common Stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

                     DESCRIPTION OF SERIES B PREFERRED STOCK

         Each share of Series B Preferred Stock is currently convertible into 500 shares of our Class A Common Stock and is entitled to receive dividends in an amount equal to the equivalent per share dividend, if any, is declared on the Class A Common Stock. The holders of Series B Preferred Stock vote with the holders of Class A Common Stock and have the right to that number of votes equal to the number of whole shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock in all matters. Holders of Series B Preferred Stock have the right to purchase that number of shares of future offerings of our equity securities (or warrants or securities convertible into equity securities) that will enable them to maintain their fully diluted percentage ownership in our company at the offering price or the price being paid by the purchaser. Currently excluded from these preemptive rights are shares issued:
(i) to employees, officers, or directors pursuant to plans approved by our board of directors; and (ii) in connection with mergers or acquisitions.

                       RECORD DATE AND OUTSTANDING SHARES

         Our board has fixed the close of business on June 15, 1999 as the record date for the determination of the stockholders entitled to notice of the written consent. Accordingly, only holders of record of our stock at the close of business on the record date will be entitled to notice of the written consent. As of the record date, there were 37,103,749 shares of Class A Common Stock outstanding, including shares which may be issued upon conversion of outstanding shares of our Series B Preferred Stock, held by ___ holders of record.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The  following  table  sets  forth,  as  of  June  15,  1999,   certain
information as to our Class A Common Stock beneficially owned by (i) each person known by us to beneficially  own more than 5% of our Class A Common Stock,  (ii)
each of our directors,  (iii) our chief executive  officer and (iv) all officers and directors as a group:
-------------------------------- ----------------- --------------- ---------------------- ---------------------

Name and address of              Class A Common    Series B        Total number of        Percent of Class A
Beneficial Owner                 Stock             Preferred       Class A Common         Common Stock
                                                   Stock           Stock beneficially     beneficially owned
                                                                   owned (1)
-------------------------------- ----------------- --------------- ---------------------- ---------------------
Frederick R. Adler (2)           1,300,656         22,323          12,462,156             39.7%
-------------------------------- ----------------- --------------- ---------------------- ---------------------
Euro-America-II, L.P.            448,508           7,027           3,962,008              12.8%
-------------------------------- ----------------- --------------- ---------------------- ---------------------
The Travelers  Insurance
Company                          ---               9,000           4,500,000              14.8%
-------------------------------- ----------------- --------------- ---------------------- ---------------------
Ali Al-Dahwi                     250,000 (3)       ---             250,000 (3)            0.8%
-------------------------------- ----------------- --------------- ---------------------- ---------------------
Gari Grimm                       7,372 (4)         1,500           757,372 (4)            2.5%
-------------------------------- ----------------- --------------- ---------------------- ---------------------
Philip Chapman                   23,141 (5)        500 (6)         273,141 (5) (6)        0.9%
-------------------------------- ----------------- --------------- ---------------------- ---------------------
Total of all Officers and
Directors as a Group (3
persons)                         280,513           2,000           1,280,513              4.2%
-------------------------------- ----------------- --------------- ---------------------- ---------------------

         (1) The Series B Preferred Stock is convertible into Class A Common Stock by dividing (a) $100.00 per share (the price paid for each share of preferred stock) by (b) $0.20 per share (as adjusted from time to time for certain events of dilution.) As of June 15, 1999, each share of Series B Preferred Stock was convertible into 500 shares of Class A Common Stock.

         (2) Includes 448,508 shares of Class A Common Stock and 7,027 shares of Series B Preferred Stock owned by Euro-America-II, L.P., of which Mr. Adler is a general partner. As such, Mr. Adler may be deemed to be the beneficial owner of these shares. Mr. Adler disclaims beneficial ownership of the shares held by Euro-America-II, L.P.

         (3) Consists of options to purchase 250,000 shares.

         (4) Includes options to purchase 7,356 shares.

         (5) Includes options to purchase 5,000 shares.

         (6) Includes 200 shares of Series B Preferred Stock, which is convertible into 100,000 shares of Class A Common Stock, held by Susan Chapman, wife of Mr. Chapman. Mr. Chapman disclaims beneficial ownership of these shares.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information in the following document filed by us with the Securities and Exchange Commission (File No. 1-19726) pursuant to the Exchange Act is incorporated by reference in this Information Statement:

         Annual Report on Form 10K-SB for the fiscal year ended June 30, 1998.

                                    By Order of the Board of Directors

                                    Gari Grimm
                                    Secretary

June ___, 1999